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                                                                   EXHIBIT 23.04


                   CONSENT OF KPMG LLP, INDEPENDENT AUDITORS


We consent to the use of our report included herein dated January 15, 2000, except as to Note 11 which is as of January 31, 2000, relating to the balance sheets of Legal Anywhere, Inc. (formerly Legal Anywhere LLC) as of December 31, 1998 and 1999, and the related statements of operations, stockholders' and members' equity (deficit), and cash flows for each of the years then ended. We also consent to the reference of our firm under the heading "Experts" in the registration statement.


                                    /s/ KPMG LLP


Portland, Oregon
February 14, 2000